McGUIRE WOODS
                               BATTLE & BOOTHE LLP

                                One James Center
                              901 East Cary Street
                          Richmond, Virginia 23219-4030
                 Telephone/TDD (804) 775-1000 Fax (804) 775-1061





                                                  November 13, 1996



Board of Directors
Apple Residential Income Trust, Inc.
306 East Main Street
Richmond, Virginia 23219

Dear Sirs:

         We have acted as counsel to Apple Residential Income Trust, Inc. (the "Company"), a Virginia corporation, in connection with the preparation of the registration statement on Form S-11 to which this opinion is an exhibit (the "Registration Statement"), which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 25,166,666.67 Common Shares of the Company. Terms not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

         We have reviewed originals or copies of (i) the Articles of Incorporation, Bylaws and other corporate documents of the Company, (ii) certain resolutions of the Board of Directors of the Company, and (iii) the Registration Statement and the prospectus included therein (the "Prospectus"). In addition, we have reviewed such other documents and have made such legal and factual inquiries as we have deemed necessary or advisable for purposes of rendering the opinions set forth below.

         Based upon and subject to the foregoing we are of the opinion that:

         1. The Company is duly organized and validly existing under the laws of the Commonwealth of Virginia; and

         2. The Common Shares registered under the Registration Statement have been duly authorized and, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our firm under the captions "Legal Opinions," "Federal Income Tax Consequences" and "Risk Factors - Federal Income Tax Risks" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit


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Board of Directors
November 13, 1996
----------------
Page 2


that we are in the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.


                                    Very truly yours,




                                    /s/  McGuire, Woods, Battle & Boothe, L.L.P.